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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

      (i) Form S-8 No. 333-78221 pertaining to the LifePoint Hospitals, Inc. Retirement Plan;

      (ii) Form S-8 No. 333-78187 pertaining to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan;

      (iii) Form S-8 No. 333-78185 pertaining to the LifePoint Hospitals, Inc. Management Stock Purchase Plan and LifePoint Hospitals, Inc. Outside Director's Stock and Incentive Plan;

      (iv) Form S-3 No. 333-42634 pertaining to 340,000 shares of LifePoint Hospitals, Inc. common stock issuable upon exercise of options;

      (v) Form S-8 No. 333-63140 pertaining to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan, as amended;

      (vi) Form S-8 No. 333-66378 pertaining to the LifePoint Hospitals, Inc. Executive Stock Purchase Plan;

      (vii) Form S-8 No. 333-91732 pertaining to the LifePoint Hospitals, Inc. Employee Stock Purchase Plan;

     (viii) Form S-3 No. 333-90536 pertaining to the LifePoint Hospitals, Inc. 4 1/2% Convertible Subordinated Notes due 2009, as amended;

      (ix) Form S-3 No. 333-55824 pertaining to LifePoint Hospitals, Inc.'s secondary offering of common stock, as amended;

      (x) Form S-8 No. 333-105775 pertaining to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan, as amended, and the LifePoint Hospitals, Inc. Employee Stock Purchase Plan, as amended; and

      (xi) Form S-4 No. 333-119929 and related joint proxy statement/prospectus of Lakers Holding Corp. related to LifePoint Hospitals, Inc.'s Merger with Province Healthcare Company;

of our reports dated February 23, 2005, with respect to the consolidated financial statements of LifePoint Hospitals, Inc.; LifePoint Hospitals, Inc. management's assessment of the effectiveness of internal control over financial reporting; and the effectiveness of internal control over financial reporting of LifePoint Hospitals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Nashville, Tennessee
February 23, 2005